UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2022
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ENPHASE ENERGY, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35480	20-4645388
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

47281 Bayside Parkway
Fremont, CA 94538
(Address of principal executive offices, including zip code)
(877) 774-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	ENPH	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 2, 2022, Eric Branderiz, Executive Vice President and Chief Financial Officer of Enphase Energy, Inc. (the “Company”), notified the Company of his intention to retire from his position at the Company, effective February 14, 2022. Mr. Branderiz is retiring for personal reasons and there are no disagreements between Mr. Branderiz and the Company on any matters relating to the Company’s operations, policies, or practices, including accounting principles and practices. Mr. Branderiz will remain in an advisory capacity to the Company through June 30, 2022 to assist with the transition of his successor.
In connection with his resignation, Mr. Branderiz entered into a separation agreement with the Company on February 5, 2022. Under the separation agreement, in recognition of his service, and subject to Mr. Branderiz granting and not revoking a general release of claims, the Company has agreed to provide Mr. Branderiz with the following severance benefits: (a) a lump-sum cash payment of 12 months of Mr. Branderiz’s monthly base salary and target annual bonus calculated at 100% of target levels for 2022, less applicable withholdings; (b) Company–paid COBRA premiums for continued health insurance for up to 12 months; and (c) accelerated vesting of all of Mr. Branderiz’s outstanding equity awards.
The above description of Mr. Branderiz’s separation agreement is qualified in its entirety by reference to the full text of the separation agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.
On February 5, 2022, Mandy Yang, who is currently serving as the Company’s Vice President, Chief Accounting Officer and Corporate Treasurer, was appointed by the Company’s Board of Directors to assume the additional role of Chief Financial Officer, effective February 15, 2022. In this role, Ms. Yang will serve as the Company’s principal financial officer and principal accounting officer.
Ms. Yang, 46, has over 20 years of accounting, financial reporting, treasury, and tax experience. Prior to joining the Company in October of 2018, she was senior director and group controller at Tesla, Inc. from February 2017 to September 2018. Prior to that, she held various positions at SunPower Corporation, including senior director and division controller of the global distributed generation division, and concurrently as the chief accounting officer and corporate controller of 8point3 Energy Partners. Before that, she served in a variety of senior finance positions at Spansion Inc. Earlier in her career, Ms. Yang was an internal auditor at SYNNEX Corporation and an auditor with Deloitte & Touche. Ms. Yang earned her bachelor’s degree in international business from National Taiwan University and her M.B.A. degree in finance and accounting from the University of Illinois at Urbana-Champaign. She is a Certified Public Accountant in California and a Chartered Financial Analyst.
No family relationships exist between Ms. Yang and any of the Company’s directors or other executive officers. There are no other arrangements between Ms. Yang and any other person pursuant to which Ms. Yang was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Ms. Yang has a material interest subject to disclosure under Item 404(a) of Regulation S-K.
Ms. Yang’s current annual base salary is $350,000 and she will be eligible for an additional bonus opportunity target at 75% of her base salary. In connection with her new appointment, Ms. Yang will receive 40,000 restricted stock units (RSUs) under the Company’s 2021 Equity Incentive Plan, which will vest over four years subject to continued service with the Company.
Additionally, Ms. Yang is a Tier III Participant under the Company’s Severance and Change in Control Benefit Plan, previously filed with the Securities and Exchange Commission as Exhibit 10.50 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. The Company has also entered into its standard form of indemnification agreement with Ms. Yang, previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Registration Statement on Form S-1/A on August 24, 2011.
The above descriptions of Ms. Yang’s compensation and employment arrangements are qualified in its entirety by reference to her offer letters, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 8, 2022	ENPHASE ENERGY, INC.
		By:	/s/ BADRINARAYANAN KOTHANDARAMAN
Badrinarayanan Kothandaraman
President and Chief Executive Officer